Exhibit 10.56

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment dated as of the 27th day of June, 2003 (the "Amendment") is between First Allmerica Financial Life Insurance Company (the "Company") and J. Kendall Huber ("Employee").

WHEREAS, the Company and Employee entered into a certain Employment Agreement dated November 1, 2002 (the "Employment Agreement") and;

WHEREAS, the Company and Employee now wish to amend the Employment Agreement as set forth below.

The Company and Employee hereby agree that Section 5 of the Employment Agreement is hereby deleted and replaced with the following:

Walk Away Benefit. Employee may terminate his employment under the Employment Agreement for any reason or for no reason at any time (a) between and including the 61st and 90th day after the Successor Chief Executive commences his employment with the Company or (b) between and including September 1, 2003 and November 1, 2003 in the event the successor Chief Executive has not commenced employment with the Company by August 31, 2003, and in either case receive a severance benefit equal to $450,000, provided that prior to or during the time periods described above employee gives two (2) weeks written notice to the Company and executes a mutually acceptable severance agreement, which agreement would be in the same form required of other senior officers generally and contain a general release in favor of the Company. The Company and Employee further agree that in the event Employee receives benefits pursuant to this
Section 5, that Employee will not be entitled to the severance benefits set forth in Section 7 of this Agreement.

Except as set forth above, the Employment Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment Agreement as of the date first written above.


                         First Allmerica Financial Life
                         Insurance Company


                     By: /s/Bruce C. Anderson
                         --------------------
                         Bruce C. Anderson
                         Vice President


                         /s/J. Kendall Huber
                         -------------------
                         J. Kendall Huber